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                                  EXHIBIT 99.1

COMMUNITY
CAPITAL                                                       NEWS
CORPORATION                                                   RELEASE
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For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
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Lee Lee M. Lee, AVP/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com
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March 20, 2003

FOR IMMEDIATE RELEASE


            COMMUNITY CAPITAL CORPORATION ANNOUNCES ADDITIONAL SHARE
                               REPURCHASE PROGRAM

Greenwood, SC - Community Capital Corporation (AMEX: CYL) announced today that its Board of Directors has approved the continuation of its stock buy back program by authorizing the repurchase of an additional 100,000 shares of the Company's outstanding common stock. The new authorization increases repurchase authority by $2,000,000. The repurchase plan will operate under Rule 10b5-1 of the Securities Exchange Act of 1934. This program will be effective immediately and supplements a stock repurchase program authorized in November 2002, which is currently near completion.

William G. Stevens, President/CEO of the company stated, "Buying back our stock continues to be an excellent use of capital, and this plan permits Community Capital Corporation to continue to repurchase shares at times when it ordinarily would not be in the market because of self-imposed blackout periods. We expect to continue to make open market purchases during normal trading window periods."

Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations to a single subsidiary. CapitalBank operates 13 branches throughout South Carolina. The bank offers a full range of banking services, including a wealth management group featuring a wide array of financial services, with personalized attention, local decision making and strong emphasis on the needs of individuals and small to medium-sized businesses.

                               www.comcapcorp.com
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Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the period September 30, 2002.


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